Exhibit 20.1

INTERNATIONAL THUNDERBIRD GAMING CORPORATION

(the "Company")

12155 Dearborn Place
Poway, California, USA 92064

NOTICE OF ANNUAL GENERAL MEETING

NOTICE IS HEREBY GIVEN that the 2003 Annual General Meeting of the members ("Registered Shareholders") of the Company will be held at 12155 Dearborn Place, Poway, California, on the 25th day of June, 2004 at the hour of 10:00 o'clock in the forenoon for the following purposes:
  TO RECEIVE the Company's financial statements for its financial year ended December 31, 2003, together with the report of the auditors thereon;
  TO ELECT directors;
  TO APPOINT auditors and authorize the directors to fix their remuneration;
  TO TRANSACT such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Accompanying this Notice of Meeting is an Information Circular, Instrument of Proxy and Financial Statements for the fiscal year ended December 31, 2003. The Information Circular provides additional information relating to the matters to be dealt with at the meeting and is deemed to form part of this Notice.

A Registered Shareholder who is unable to attend the meeting in person is entitled to appoint a proxyholder to attend and vote in his stead. If you cannot be personally present, please refer to the notes accompanying the Instrument of Proxy enclosed and then complete and deposit the Instrument of Proxy with Pacific Corporate Trust Company within the time set out in the notes, as set out below.

The Instrument of Proxy must be signed by the Registered Shareholder or by his or her attorney authorized in writing, or, if the Registered Shareholder is a corporation, by an officer or director thereof as an authorized signatory.

The completed Instrument of Proxy must be deposited at the office of Pacific Corporate Trust Company at least 48 hours before the time of the meeting (excluding Saturdays, Sundays and holidays), or any adjournment thereof.

The enclosed Instrument of Proxy is solicited by management but you may amend it, if you so desire, by striking out the names of the management proxyholders shown and inserting in the space provided the name of the person you wish to represent you at the meeting.

DATED at Poway, California, the 18th day of May, 2004.

ON BEHALF OF THE BOARD

Jack R. Mitchell

President and Chief Executive Officer